UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT

 Date of Report (Date of Earliest Event Reported):  April 1, 2010

Metabolic Research, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28769	35-2065469
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer I.D. No.)

6320 McLeod Drive, Suite 7, Las Vegas, Nevada  89120

(Address of Principal Executive Offices)

(702) 263-7070

 (Registrant's Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2010 Metabolic Research, Inc. engaged Swarts & Swarts, Certified Public Accountants to assess its accounting system. On May 10, 2010, Metabolic Research, Inc. formally retained Swarts & Swarts to review and upgrade the Company’s accounting systems, to review the company’s most recent filings and to reconcile all interim data and assist in preparing all relevant financial information for the Company’s SEC filing requirements.

On April 22, 2010, Metabolic Research, Inc. entered into an Agreement and Mutual Release of All Claims with Tia Owen.  See “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” and “Item 8.01 Other Events” below for a discussion of the material terms of the Settlement Agreement.

SECTION  4.  MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01	Changes in Registrant's Certifying Accountant

Pursuant  to  Item  304  of  Regulation  S-B,  the  Company  makes the following representation:

(1) Previous Independent Auditors:

(i) Effective May 7, 2010, Metabolic Research, Inc. (the Company) has been notified of the retirement of the principal of Pollard-Kelley Auditing Services, Inc., Akron, Ohio, the Company's independent accountants.  Accordingly, the firm terminated the engagement of Pollard-Kelley Auditing Services, Inc. in that role and retained Hamilton PC, 2121 S. Oneida St., Suite 312 Denver, CO  80224 as its independent accountants. The Audit Committee of the Board of Directors (the "Audit Committee") and the Board of Directors of the Company approved these actions.

(ii) Management of Metabolic Research, Inc. is unaware of any disagreements with Pollard-Kelley Auditing Services, Inc related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the most recent fiscal year and any subsequent interim period through Pollard-Kelley Auditing Services, Inc.'s termination on May 7, 2010 there has been no disagreement between the Company and Pollard-Kelley Auditing Services, Inc on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Pollard-Kelley Auditing Services, Inc would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iii) The Company's Board of Directors participated in and approved the decision to change independent accountants. Pollard-Kelley Auditing Services, Inc’s audit report on the financial statements for the year ended December 31, 2008 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.  The Pollard-Kelley Auditing Services, Inc report on the Company's financial statements as of and for the fiscal year ended December 31, 2008 indicated that the consolidated financial statements had been prepared assuming that the Company will continue as a going concern and that the Company's losses from operations and accumulated deficit raised substantial doubt about the Company's ability to continue as a going concern. The Company does not dispute this conclusion.

(iv) In connection with its audit for the most recent reported fiscal year, there have been no disagreements with Pollard-Kelley Auditing Services, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Metabolic Research, Inc. would have caused them to make reference thereto in their report on the financial statements.

(v) The Company requested that Pollard-Kelley Auditing Services, Inc. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(2) New Independent Accountants:

(i) The Company engaged, Hamilton PC, 2121 S. Oneida St., Suite 312 Denver, CO  80224 as its new independent auditors as of May 7, 2010. Prior to such date, the Company, did not consult with Pollard-Kelley Auditing Services, Inc. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Hamilton PC or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Under the terms of the Settlement Agreement, Ms Owen resigned as a Director, Secretary, Treasurer, and employee of Metabolic Research, Inc.   These actions were taken by mutual agreement in order to facilitate availability of funding for production and marketing of the Company’s expanded product lines.

As a result of this resignation, one vacancy exists on MTBR’s Board of Directors.  The Metabolic Board plans to fill this position in the near future.

The Board has appointed Robert Bakker to serve as interim Secretary and assigned Bakker to take on the tasks of Treasurer while the Board interviews potential candidates for those respective positions.

Item 9.01	Exhibits

(d)	The following items are filed as exhibits to this report:

Exhibit #	Description
9.1	Settlement Agreement and Mutual Release of All Claims
9.2	Audit Engagement Letter
9.3	Departing Auditor’s Letter

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metabolic Research, Inc.

Date: May 13, 2010	By:	/s/ Robert Bakker, President
Name: Robert Bakker, President
Title: President